                                  SCHEDULE 14A
                                 (RULE 14a-101)

                          INFORMATION PROXY STATEMENT

                  PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            MGC COMMUNICATIONS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:

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2.  Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

3.  Filing Party:

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4.  Date Filed:

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

                           [MGC COMMUNICATIONS LOGO]

                            MGC COMMUNICATIONS, INC.
                               171 SULLY'S TRAIL
                                   SUITE 200
                              PITTSFORD, NY 14534

Dear Stockholder:

     We cordially invite you to attend the annual meeting of stockholders of MGC Communications, Inc.. The meeting will be held on Thursday, June 22, 2000, at 10:00 a.m. at The Delmonte Lodge, 41 North Main Street, Pittsford, NY 14534.

     At this year's meeting, you will vote on the election of three directors, amendments to our Articles of Incorporation to increase the amount of authorized shares of capital stock and common stock and to officially change our corporate name to "Mpower Communications Corp.", and to increase the number of authorized shares under our Stock Option Plan.

     We have attached a notice of annual meeting and a proxy statement that contains more information about these items and the meeting.

     Your vote is important. We encourage you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your support of MGC Communications, Inc.

                                          /s/ Rolla P. Huff
                                          Rolla P. Huff
                                          Chief Executive Officer
                                          President & Director

                            MGC COMMUNICATIONS, INC.

                               171 SULLY'S TRAIL
                                   SUITE 200
                              PITTSFORD, NY 14534
                                 (716) 218-6550

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of MGC Communications, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MGC Communications, Inc., a Nevada corporation (the "Company"), will be held on Thursday, June 22, 2000 at 10:00 a.m. local time, at The Delmonte Lodge, 41 North Main Street, Pittsford, NY 14534, for the following purposes:

        1. To elect three directors for a three-year term expiring in 2003;

        2. To consider and vote on a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of capital stock of the Company from 110,000,000 shares to 250,000,000 shares of capital stock and to correspondingly increase the number of authorized shares of common stock, par value $.001, of the Company from 60,000,000 shares to 200,000,000 shares of common stock;

        3. To consider and vote on a proposal to amend the Company's Articles of Incorporation to officially change the Company's name from MGC Communications, Inc. to Mpower Communications Corp.;

        4. To consider and vote on a proposal to amend the Company's Stock Option Plan to increase the number of shares of common stock available for purchase under the Stock Option Plan from 4,640,000 shares to 8,640,000 shares; and

        5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompany this notice.

     Only holders of outstanding shares of the Company's common stock and/or Series C preferred stock are entitled to vote at the annual meeting. The close of business on May 9, 2000 is the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of stockholders will be available at the Company's headquarters, 171 Sully's Trail, Suite 200, Pittsford, NY 14534, and at the annual meeting.

     Please sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope so that your shares will be represented whether or not you attend the annual meeting. Returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                          By order of the Board of Directors

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman
                                          Corporate Secretary

                            MGC COMMUNICATIONS, INC.
                               171 SULLY'S TRAIL
                                   SUITE 200
                              PITTSFORD, NY 14534
                                 (716) 218-6550

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2000


     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MGC Communications, Inc., a Nevada corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on June 22, 2000 and any postponement or adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting of stockholders will be held on Thursday, June 22, 2000 at 10:00 a.m. local time at The Delmonte Lodge, 41 North Main Street, Pittsford, NY 14534. The Company intends to mail this proxy statement and the accompanying proxy card on or about June 5, 2000 to all stockholders entitled to vote at the annual meeting. The Company's Annual Report for the year ended December 31, 1999 has already been sent to each such stockholder of record.


                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders entitled to vote will act upon the matters outlined in the accompanying notice of annual meeting of stockholders, including the election of directors. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only holders of common stock and/or Series C preferred stock (each, a "Stockholder" and, collectively, the "Stockholders") of record at the close of business on the record date, May 9, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock or Series C preferred stock, as the case may be, that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 35,495,019 shares of common stock and 1,250,000 shares of Series C preferred stock. The holders of common stock and Series C preferred stock will vote together as one class and each outstanding share of common stock and Series C preferred stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each Stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock and Series C preferred stock, collectively, outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, a total of 35,495,019 shares of common stock and, 1,250,000 shares of Series C preferred stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculations of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     As a Stockholder, you are entitled to one vote on each matter considered and voted upon at the annual meeting for each share of common stock or Series C preferred stock, as the case may be, held by you as of the record date. If you complete and properly sign the accompanying proxy card and return it to us, and if it is received in time and not revoked, it will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If you are a registered Stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of common stock or Series C preferred stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the institution that holds your shares. If no instructions are indicated, these shares will be voted "FOR" the election, as directors of the Company, of the three nominees named in the proxy, "FOR" the approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of capital stock and common stock, "FOR" the approval of the amendment to the Company's Articles of Incorporation to officially change the Company's name to "Mpower Communications Corp." and "FOR" the approval of the amendments to the Company's Stock Option Plan to increase the number of authorized shares thereunder.

CAN I REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (1) by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or
(2) by attending the annual meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Mpower Communications Corp., 171 Sully's Trail, Suite 202, Pittsford, New York 14534, Attention: Russell I. Zuckerman, Corporate Secretary.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          (1) FOR election of the three nominees as directors of the Company (see pages 3 to 8);

          (2) FOR approval of the amendments to the Company's Articles of Incorporation to increase number of the authorized shares of capital stock from 110,000,000 to 250,000,000 shares of capital stock and to correspondingly increase the number of authorized shares of common stock from 60,000,000 shares to 200,000,000 shares of common stock (see pages 8 to 9);

          (3) FOR approval of the amendment to the Company's Articles of Incorporation to officially change the Company's name from MGC Communications, Inc. to Mpower Communications Corp. (see page 9); and

          (4) FOR approval of the amendment to the Company's Stock Option Plan to increase the number of shares of common stock available for purchase thereunder from 4,640,000 shares to 8,640,000 shares (see pages 9 to 11).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast by the holders of shares of common stock and Series C preferred stock, voting together as a class, is required for the election of the directors identified in this proxy statement. Because directors are elected by a plurality of the votes cast, votes to "WITHHOLD AUTHORITY" with respect to one or more nominees and any broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Amendments to the Articles of Incorporation. The affirmative vote of a majority of the outstanding shares of common stock and Series C preferred stock, collectively, is required for the approval of the amendments to the Company's Articles of Incorporation. Abstentions and broker non-votes will have the same effect as negative votes.

     Amendments to the Company's Stock Option Plan. The affirmative vote of a majority of the outstanding shares of common stock and Series C preferred stock, collectively, is required for the approval of the amendments to the Company's Stock Option Plan. Abstentions and broker non-votes will have the same effect as negative votes.

HOW WILL PROXIES BE SOLICITED?

     Proxies will be solicited by Beacon Hill Partners, who have been appointed as proxy solicitors by the Company. The proxy solicitor will solicit the proxies by mail. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of common stock and Series C preferred stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company's by-laws provide that there shall be not less than three, nor more than nine directors. The Board of Directors currently consists of nine directors. Following the election of directors and upon the resignation of Jack
L. Hancock, which will occur on the date of the annual meeting, the Board of Directors has determined that the Board shall consist of eight directors. Each year, one-third of the Board of Directors of the Company shall be elected for a term of three years and until their successors are elected and qualified. The Board of Directors is divided into three classes. Class I consists of three directors -- Maurice J. Gallagher, Jr., Rolla P. Huff and David
Kronfeld -- whose term expires in 2001. Class II consists of three directors -- Timothy P. Flynn, Mark J. Masiello and Richard W. Miller -- whose term expires at this annual meeting and each of whom are nominees for re-election for a three-year term that will expire in 2003. Class III currently consists of three directors -- Thomas Neustaetter, Jack L. Hancock and Mark Pelson -- whose terms will expire in 2002. Following the resignation of Jack L. Hancock on the date of the annual meeting, Class III will consist of two directors.

     The following table sets forth certain information with respect to the Company's Board of Directors on April 30, 2000:

                                                                                 DIRECTOR
NAME                                         AGE            POSITION              SINCE      CLASS
----                                         ---            --------             --------    -----
Maurice J. Gallagher, Jr.(1)(2)............  49     Chairman of the Board of       1996         I
                                                      Directors
Rolla P. Huff(1)(2)........................  43     Chief Executive Officer,       1999         I
                                                      President, Director
Timothy P. Flynn(3)(6).....................  49     Director                       1996        II
Jack L. Hancock(4).........................  69     Director                       1996       III
David Kronfeld(5)(6).......................  52     Director                       1998         I
Mark J. Masiello(1)(2).....................  32     Director                       1999        II
Richard W. Miller(1)(2)(5).................  59     Director                       2000        II
Thomas Neustaetter(3)(4)(5)................  48     Director                       1998       III
Mark Pelson(5)(6)..........................  38     Director                       2000       III

---------------
(1) Member of the Executive Committee

(2) Member of the Nominating Committee

(3) Member of the Audit Committee during 1999 through May 12, 2000

(4) Member of the Compensation Committee during 1999 through May 12, 2000

(5) Member of the Audit Committee since May 12, 2000

(6) Member of the Compensation Committee since May 12, 2000

  Nominees for Election as Directors for a Three-year Term Expiring in 2003

     Three directors are to be elected at this annual meeting. The Board of Directors has nominated the three current members of the Board constituting Class II to be re-elected and to serve a three-year term expiring at the annual meeting of stockholders to be held in 2003. The nominees for election are Timothy P. Flynn, Mark J. Masiello and Richard W. Miller. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. If for any reason any such nominee is not a candidate when the election occurs, although such an event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.


     TIMOTHY P. FLYNN has served as a member of the Board of Directors since 1996. Mr. Flynn served as a member of the Board of Directors of ValuJet Airlines since he participated in its founding in 1993, until November 1997. Mr. Flynn and Mr. Maurice J. Gallagher, a Class I director, are affiliated in a number of transactions.


MARK J. MASIELLO was elected to serve as a member of the Board of Directors in November 1999. Mr. Masiello is a principal of Providence Equity Partners, Inc., which provides investment management services to Providence Equity Partners III L.P. ("PEP") and has since its founding in 1998 served as a member of Providence Equity Partners III LLC, the general partner of PEP. Mr. Masiello has been with Providence since 1989 and he currently serves as a director of VIA NET.WORKS, Inc., Netcom Internet Limited and Netcom Canada Inc.

     RICHARD W. MILLER was elected to serve as a member of the Board of Directors in March 2000. Mr. Miller has served as a director of Avalon Bay Communities, a real estate investment trust, and its predecessor, Avalon Properties, since May 1997. From 1993 until 1997, Mr. Miller served as senior executive vice president and chief financial officer of AT&T and as a member of AT&T's chairman's office. Mr. Miller also serves as a director of Closure Medical Corporation and SBA Communications, Inc.

  Directors Whose Term of Office Continues

     MAURICE J. GALLAGHER, JR. has served as the Chairman of the Board of Directors since our inception. Mr. Gallagher was a founder of ValuJet Airlines, Inc. in 1993 and served as a director of ValuJet from 1993 until November 1997 and served as vice chairman from 1994 to 1997. As a Class I director, Mr. Gallagher's term will expire in 2001.

     ROLLA P. HUFF was elected as our Chief Executive Officer and President and as a member of the Board of Directors as of November 1, 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from March 1995 to July 1997. From July 1994 to March 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T. As a Class I director, Mr. Huff's term will expire in 2001.

     DAVID KRONFELD was elected to serve as a member of the Board of Directors in February 1998. Mr. Kronfeld is the founder of JK&B Management, L.L.C., a venture capital firm, and has managed its affairs since 1995. Since 1989, Mr. Kronfeld has also been a partner at Boston Capital Ventures, a venture capital firm where he specialized in the telecommunications and software industries. As a Class I director, Mr. Kronfeld's term will expire in 2001.

     THOMAS NEUSTAETTER was elected to serve as a member of the Board of Directors in February 1998. Since March 1999, Mr. Neustaetter has been an executive member of JK&B Capital. From January 1996 to December 1999, Mr. Neustaetter was a partner of The Chatterjee Group, an investment firm which is an affiliate of Soros Fund Management. Before joining The Chatterjee Group, he was the president and founder of Bancroft Capital, a general consulting firm, from December 1994 to December 1996. Mr. Neustaetter also serves as a director of 21st Century Telecom Group, Inc., Gloss.com, Update Marketing, Selectica, Inc. and Vector Holdings. As a Class III director, Mr. Neustaetter's term will expire in 2002.

     MARK PELSON was elected to serve as a member of the Board of Directors in March 2000. Mr. Pelson has been a managing director of Providence Equity Partners Inc. since August 1996. Before joining Providence, Mr. Pelson was a co-founder and director of TeleCorp, Inc., a wireless telecommunications company. From 1989 to 1995, Mr. Pelson served in various management positions with AT&T, most recently as a general manager of strategic planning and mergers and acquisitions. Mr. Pelson also serves as a director of Carrier1 International S.A., Madison River Telephone Company and Language Line Holdings, LLC.

     Messrs. Kronfeld and Neustaetter were initially selected to serve on the Board of Directors by the holders of the Company's Series A convertible preferred stock. The Series A convertible preferred stock was automatically converted into common stock upon the Company's initial public offering.

     Messrs. Masiello and Pelson were selected to serve on the Board of Directors by the purchasers of the Company's Series B convertible preferred stock and Series C convertible preferred stock.

  Directors Whose Term of Office Terminates at the Annual Meeting


     JACK L. HANCOCK was elected to serve as a member of the Board of Directors in 1996. Mr. Hancock was vice president of systems technology and executive vice president, product and technology for PacBell from 1988 to 1993. He has served as a member of the Board of Directors of Union Bank of California and Wittaker Corporation since 1994. Mr. Hancock will be resigning as a director at the annual meeting on June 22, 2000.


  Committees of the Board of Directors

     The Company has a standing Audit Committee and Compensation Committee. On May 12, 2000, the Board of Directors also established a Nominating Committee and an Executive Committee.

     Audit Committee

     During the 1999 fiscal year, the Audit Committee, which consisted of Timothy P. Flynn and Thomas Neustaetter, met once. At its meeting held on May 12, 2000, the Board of Directors appointed a new Audit Committee which consists of Thomas Neustaetter, Richard W. Miller, Mark Pelson and David Kronfeld.

     The Board of Directors and the Audit Committee also adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee will be comprised of at least three members appointed by the Board of Directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by the rules of the Nasdaq Stock Market. The Board determined that members of the Audit Committee need to satisfy these requirements by June 14, 2001, as permitted by such rules.

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors. Under its charter, the responsibilities of the Audit Committee include:

     - evaluating and proposing to the Board of Directors annually the appointment, or nomination for shareholder approval (or, where appropriate, the removal), of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;

     - determining whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     - reviewing and discussing the audited financial statements with management and the independent auditors;

     - discussing with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the auditors to communicate to the Audit Committee matters related to the conduct of the audit);

     - reviewing and discussing with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's independent auditors;

     - reviewing and discussing with management and the independent auditors the Company's interim financial statements as included in the Company's quarterly reports;

     - meeting privately with the independent auditors and with the Company's internal auditors, as well as the Company's financial staff and management to review the Company's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;

     - reporting to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

     - reviewing and reassessing the adequacy of its charter annually and submit it to the Board of Directors for approval.

     Compensation Committee

     During the 1999 fiscal year, the Compensation Committee, which consisted of Jack L. Hancock and Thomas Neustaetter, met three times. The Compensation Committee was empowered to: (i) approve compensation levels for each executive officer who also serves as a member of the Board of Directors, and for any other officer or employee of the Company whose annual base salary is in excess of $150,000, provided however, that the Board of Directors must approve the annual salary, bonus and other benefits of the Chief Executive Officer; (ii) approve all incentive payments to each executive officer who also serves as a member of the Board of Directors; (iii) administer the Company's Stock Option Plan; and
(iv) undertake administration, upon specific direction of the Board of Directors, of any other employee benefit plans.


     At its annual meeting held on May 12, 2000, the Board of Directors appointed a new Compensation Committee which consists of Timothy P. Flynn, Mark Pelson and Richard W. Miller. The Board of Directors and the Compensation Committee also adopted a charter for the Compensation Committee setting forth the powers and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee is empowered and authorized, among other things, to: (i) evaluate and recommend to the Board of Directors for its approval of the compensation, including the annual salary, bonus, incentive payments and other benefits, of the Chief Executive Officer of the Company and
(ii) approve the compensation levels, including the annual salary, bonus, incentive payments and other benefits of (a) each other executive officer who also serves as a member of the Board of Directors and (b) any other officer or employee of the Company whose annual base salary is in excess of $250,000; (iii) administer the Company's Stock Option Plan; and (iv) review and approve any new employee benefit plan or change to an existing plan.


     Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee during the 1999 fiscal year was ever an officer or employee of the Company. No interlocking relationship existed during the 1999 fiscal year between any executive officer of the Company and the board of directors or compensation committee of another company.

     Executive Committee


     At its annual meeting held on May 12, 2000, the Board of Directors established an Executive Committee and appointed Maurice J. Gallagher, Jr., Rolla P. Huff, Mark J. Masiello, and Richard. W. Miller to the Committee. The Executive Committee is authorized and empowered to act on behalf of the Board of Directors to authorize the Company's management to pursue (including, but, not limited to, investigating, commencing negotiations or exploring financing options), but not to consummate, significant transactions that are outside the ordinary course of the Company's business, including, but not limited to, financings, acquisitions of other businesses or lines of business, dispositions of assets, or undertaking other strategic initiatives. The Chief Executive Officer of the Company is hereby authorized and empowered to act on behalf of the Board of Directors to authorize and approve any capital expenditure that is
(x) reflected in the Company's capital budget or within the Company's ordinary or normal course of business or (y) is not reflected in the Company's capital budget or not within the Company's ordinary or normal course of business and, in each case, is less than $5 million. Any capital expenditure that is greater than $5 million but equal to or less than $10 million and is outside the ordinary course of the Company's business or is not reflected in the Company's capital budget shall require the approval of the Executive Committee; provided, however that any such capital expenditure that exceeds $10 million shall require the approval of the Board of Directors. At each meeting of the Board of Directors, a member of the Executive Committee shall report to the Board as to the Executive Committee's activities during the period since that last Board meeting.


     Nominating Committee

     On May 12, 2000, the Board of Directors also established a Nominating Committee that is authorized and empowered to submit to the entire Board of Directors for its approval the committee's recommendations for nominees to the Board of Directors. The Board of Directors appointed Maurice J. Gallagher, Jr., Rolla J. Huff, Mark J. Masiello, and Richard W. Miller, as members of the Nominating Committee.

  Director Compensation

     The Company's outside directors (Messrs. Flynn, Hancock, Kronfeld, Masiello, Miller, Neustaetter and Pelson) receive meeting fees of $1,000 per meeting of the Board of Directors or committee attended in person in addition to reimbursement of their expenses in attending meetings of the Board of Directors, and $1,000 for each day of service on behalf of the Company other than the attendance of Board or Committee meetings.

  Meetings of the Board of Directors

     The Board of Directors met six times during the Company's 1999 fiscal year and took action on other occasions by unanimous consent. Each incumbent director attended at least 75% of the total of all Board and committee meetings he was entitled to attend during the 1999 year.

  Recommendation of the Board of Directors


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE ABOVE NOMINEES. Any proxy received will be so voted unless the Stockholder executing the proxy specifically votes against the amendment or abstains from voting by marking the appropriately designated box on the proxy.


PROPOSAL NO. 2: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND TO CORRESPONDINGLY INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  General

     The Company is currently authorized to issue 110,000,000 shares of capital stock, consisting of 60,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock. The Board of Directors recommends that the Company's Stockholders approve an amendment to the Company's Articles of Incorporation that would increase the authorized shares of the Company's capital stock from 110,000,000 shares to 250,000,000 shares of capital stock and to correspondingly increase the number of authorized shares of common stock from 60,000,000 shares to 200,000,000 shares of common stock.

     If the amendment is approved by the Stockholders, the first paragraph and the subsequent clause (i) of Section 4.01 of the Company's Articles of Incorporation will read as follows:

          The authorized capital stock of the Corporation shall consist of not more than 250,000,000 shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

             (i) 200,000,000 shares of common stock with a par value of $.001 per share, designated as "common stock."

     The Company proposes to increase the number of authorized shares of its capital stock and to correspondingly increase the number of authorized shares of its common stock to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuances pursuant to employee stock and option plans and possible future acquisitions. The Company's officers from time to time engage in discussions with other businesses concerning the possible acquisition of such companies by the Company, in which the Company has considered issuing stock as part or all of the acquisition price. The Company may consider similarly structured acquisitions in the future. The Board of Directors believes that an increase in the total number of shares of authorized common stock will better enable the Company to meet its future needs and give it greater flexibility in responding quickly to business opportunities. The proposed increase will also provide additional shares for corporate purposes generally.

     The Company's issuance of shares of common stock, including the additional shares that will be authorized if the proposed amendment is adopted, may dilute the present equity ownership position of current holders of common stock and may be made without Stockholder approval, unless otherwise required by applicable laws.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF CAPITAL STOCK AND TO CORRESPONDINGLY INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Any proxy received will be so voted unless the Stockholder executing the proxy specifically votes against the amendment or abstains from voting by marking the appropriately designated box on the proxy.

PROPOSAL NO. 3 -- AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO OFFICIALLY CHANGE ITS NAME TO MPOWER COMMUNICATIONS CORP.


     The Board of Directors has determined to officially change the corporate name of the Company from MGC Communications, Inc. to Mpower Communications Corp. by an amendment to its Articles of Incorporation. In connection with the national rollout of its services, the Company began using the name Mpower Communications Corp. beginning in January, 2000 to enhance its marketing efforts.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE CHANGE OF THE COMPANY'S NAME FROM MGC COMMUNICATIONS, INC. TO MPOWER COMMUNICATIONS CORP. Any proxy received will be so voted unless the Stockholder executing the proxy specifically votes against the amendment or abstains from voting by marking the appropriately designated box on the proxy.


PROPOSAL NO. 4: AMENDMENT TO STOCK OPTION PLAN

  General

     On May 12, 2000, the Board of Directors of the Company adopted an amendment to the Company's Stock Option Plan, subject to approval of the Stockholders, under which the number of shares of common stock available for purchase under the Stock Option Plan will be increased from 4,640,000 shares to 8,640,000 shares.


     The Board of Directors believes that Stockholder approval of the proposed amendment to the Stock Option Plan is desirable since the Company's ability to attract qualified executive employees and the Company's compensation policy rely to a significant degree on the ability of the Company to grant stock options and, without the amendment, the number of options that may be granted under the Stock Option Plan is limited. The Company believes that the granting of stock options increases the incentive for employees, consultants and directors to contribute to the future success and prosperity of the Company and, therefore, enhances the value of the Company's stock for the benefit of stockholders. Furthermore, the availability and offering of stock options to employees, consultants and directors strengthens the ability of the Company to attract and retain quality personnel.



     Of particular significance at this time with respect to the need to increase the number of stock options are (i) the Company's need to continue to employ qualified personnel in the current competitive hiring market, (ii) the Company's recent acquisition of Primary Networks, Inc. and (iii) the Company's intention to seek additional acquisition targets. It is essential that the owners and employees of acquired companies be compensated in part through the issuance of Mpower stock options. The Company needs the flexibility to act quickly and decisively when a desirable acquisition candidate is found.



     The future success of the Company depends in large part on management having the tools not only to hire and retain excellent employees, but also to take immediate advantage of acquisition opportunities essential to the Company's expansion strategy.


     The following is a summary of the material features of the Company's Stock Option Plan.

  Stock Option Plan Administration

     Subject to the provisions of the Stock Option Plan, the Stock Option Plan is administered by the Compensation Committee of the Board of Directors which is composed of non-employee directors of the Company. The Compensation Committee has the authority to grant options and set the terms and conditions of such grants.

  Eligibility

     In general, all employees, consultants and directors of the Company are eligible to receive options under the Company's Stock Option Plan. Stock options are granted to all employees of the Company upon commencing employment with the Company. Each employee's initial option grant is based on his or her responsibilities and position. As of March 31, 2000, the Company had 1,510 employees, all of whom have been granted or are eligible to receive stock options. Subsequent stock option awards are based primarily on an employee's performance and responsibilities.

     Although the Company's executive officers are eligible for future grants of stock options under the Plan, it is not possible to determine at this time the number of options that may be granted to the Company's executive officers from the proposed increase in the number of shares available under the Stock Option Plan.

  Shares Subject to the Stock Option Plan


     Currently, a maximum of 4,640,000 shares of the Company's common stock are authorized for issuance upon exercise of stock options under the Stock Option Plan, subject to adjustment by the Compensation Committee upon stock splits, stock dividends or the occurrence of certain other events set forth in the Stock Option Plan. The proposed amendment to the Stock Option Plan will increase that number to 8,640,000 shares. The shares may be either treasury or authorized but unissued shares. As of March 31, 2000, 822,068 options had been exercised and there were 4,847,932 options outstanding at an average exercise price of $32.32 per share. There are no shares available for future grant under the Stock Option Plan and the number of options granted under the Stock Option Plan exceeded the number of shares authorized for issuance thereunder by 1,030,000 shares. The closing price of the Company's common stock in the NASDAQ Stock Market on June 2, 2000, was $52 15/16 per share.


     The actual value of the securities issued under the Stock Option Plan will be determined by the fair market value of the underlying securities on the dates such securities are issued. The actual aggregate amount to be received by the Company upon issuance of such shares will be determined by the exercise price of options granted.

  Option Features


     The types of stock options that may be granted under the Stock Option Plan are nonqualified stock options, as governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and incentive stock options intended to be qualified under Code Section 422. The option price per share is determined by the Compensation Committee, in its discretion.



     No stock option may expire more than ten years from the date of grant. The Compensation Committee may establish vesting provisions for a stock option so that the option becomes fully vested over a period of time. Options granted in lieu of a cash bonus typically provide for vesting after one year. Other options have been granted with three to five year vesting schedules. The Compensation Committee may also accelerate the vesting of any stock option or portion thereof.


     No stock option granted under the Stock Option Plan is assignable or transferable except by will or the laws of descent and distribution.

  Amendment and Termination


     The Board of Directors may terminate or amend the Stock Option Plan in any respect at any time, except that (i) no modification may, without the participant's consent, alter or impair any of the rights or obligations under any stock option theretofore granted, and that without Stockholder approval,
(ii) no modification may materially modify the eligibility requirements for receiving stock options, change the class or persons eligible to participate in the Stock Option Plan, increase the maximum number of shares for which options may be granted under the Stock Option Plan, extend the period of granting stock options or materially increase in any other way the benefits accruing to participants.


     No stock options may be granted under the Stock Option Plan after June 30, 2006.

  Federal Income Tax Aspects of Stock Option Plan


     The following general summary is based upon the applicable provisions of Pre Code and does not include a discussion of any state or local tax consequences.


     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option. Although an optionee will not realize ordinary income upon his exercise of an incentive stock option, the excess of the fair market value of the common stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code.

     The income tax treatment of any gain or loss realized upon an optionee's disposition of shares of common stock received upon exercise of an incentive stock option depends on the timing of the disposition. If the optionee holds the shares received upon exercise of an incentive stock option for at least two years from the date such incentive stock option was granted and one year from the date of exercise, the difference between the amount realized from the sale of such shares and the optionee's tax basis will be taxed as long-term capital gain or loss.

     If an optionee disposes of the shares of common stock before the end of the applicable holding periods described above (i.e., the optionee makes a "disqualifying disposition"), such optionee may have taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the incentive stock option on the date of exercise, the excess of that fair market value over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

     The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of shares of common stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

     Nonqualified Stock Options.An optionee will not recognize any taxable income upon the grant of a nonqualified option. However, upon exercise of a nonqualified option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending or whether the selling price exceeds the fair market value of shares on the date of exercise.

     An optionee's tax basis in the shares of common stock received on exercise of a nonqualified option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

     The summary of federal income tax consequences set forth above is for general information only and may not be applicable to or complete with respect to all individuals. Individuals to whom options are granted should consult their own tax advisors for a determination as to the specific tax consequences applicable to them.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE STOCK OPTION PLAN. Any proxy received will be so voted unless the Stockholder executing the proxy specifically votes against the amendment or abstains from voting by marking the appropriately designated box on the proxy.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth, as of May 10, 2000 (unless otherwise indicated in the footnotes), certain information with respect to the Company's voting securities owned beneficially by (1) each director, including the nominees, (2) each of the executive officers named in the Summary Compensation Table beginning on page 21, (3) directors and executive officers as a group and
(4) each person known by the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company.

                                                    COMMON STOCK                   SERIES C PREFERRED STOCK
                                         ----------------------------------   ----------------------------------
                                           NUMBER OF SHARES      PERCENT OF     NUMBER OF SHARES      PERCENT OF
NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)   OWNERSHIP    BENEFICIALLY OWNED(1)   OWNERSHIP
------------------------                 ---------------------   ----------   ---------------------   ----------
Providence Equity Partners III
  LLC(2)...............................        5,231,488            14.4%             892,857            71.5%

Maurice J. Gallagher, Jr., Chairman of
  the Board and director(3)............        3,287,608             9.2%                  --              --

David Kronfeld, director(4)............        2,091,816             5.8%             357,143            28.5%

Timothy P. Flynn, director(5)..........          900,900             2.5%

Rolla P. Huff, president, chief
  executive officer and director.......          150,000               *                   --              --

Jack L. Hancock, director(6)...........           39,600               *                   --              --

Thomas Neustaetter, director...........            8,800               *                   --              --

Richard W. Miller, director............            1,500               *                   --              --

Mark J. Masiello, director(7)..........               --              --                   --              --

Mark Pelson, director(7)...............               --              --                   --              --

James Mitchell, President -- Eastern
  Region(9)............................           62,200               *                   --              --

James J. Hurley, III,
  President -- Midwest Region(8).......           42,200               *                   --              --

John Boersma, Senior Vice
  President(10)........................          151,333               *                   --              --

David S. Clark, Senior Vice
  President(11)........................           57,753               *                   --              --

Linda M. Sunbury, Senior Vice
  President(12)........................          126,853               *                   --              --

All executive officers and directors as
  a group (23 persons)(3)(4)(5)(6)(7)
  (9)(10)(11)(12)(13)..................        7,151,239            19.8%             357,143            28.5%

---------------
  * Less than 1% of the total

 (1) In accordance with the Commission's rules, each beneficial owner's holdings have been calculated assuming the full exercise of options and the conversion of all shares of convertible preferred stock held by the holder which are currently exercisable or convertible or which will become exercisable or convertible within 60 days after the date indicated and no exercise of options or conversion of preferred stock held by any other person.

 (2) The common stock ownership indicated includes 892,857 shares of Series C convertible preferred stock. The shares of Series C convertible preferred stock are convertible into common stock on a one-for-one basis. The address of this beneficial owner is 901 Fleet Center, 50 Kennedy Plaza, Providence, Rhode Island 02903.

 (3) Includes options to purchase 52,000 shares of common stock which are presently exercisable and 3,190,898 shares of common stock owned by various partnerships, trusts or corporations with respect to which Mr. Gallagher is a general partner, beneficiary and/or controlling stockholder. Also includes 44,730 shares owned by a trust for the benefit of Mr. Gallagher's minor children with respect to which Mr. Gallagher disclaims any beneficial ownership interest. Mr. Gallagher's address is 3291 N. Buffalo Drive, Las Vegas, Nevada 89129.

 (4) The common stock ownership indicated includes 1,725,873 shares of common stock and 357,143 shares of Series C convertible preferred stock owned by partnerships in which Mr. Kronfeld is a general partner or manager of a general partner. The shares of Series C convertible preferred stock are convertible into common stock on a one-for-one basis. Mr. Kronfeld's address is JK&B Management, L.L.C., 205 North Michigan, Suite 808, Chicago, Illinois 60601.

 (5) Includes options to purchase 9,600 shares which are presently exercisable or will become exercisable within 60 days after the date indicated above and 102,000 shares of common stock owned by various partnerships or corporations with respect to which Mr. Flynn is a general partner and/or controlling stockholder.

 (6) Includes options to purchase 9,600 shares that are presently exercisable or will become exercisable within 60 days after the date indicated above.

 (7) Excludes 4,338,631 shares of common stock and 892,857 shares of Series C convertible preferred stock owned by Providence Equity Partners III L.P. and its affiliates. Mr. Masiello and Mr. Pelson disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in the general partner of Providence Equity Partners III L.P.

 (8) Includes options to purchase 14,600 shares which are presently exercisable. Mr. Hurley's stock ownership information is as of January 31, 2000. Mr. Hurley's employment as an officer of the Company terminated in November 1999.

 (9) Includes 19,600 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Mitchell is no longer an executive officer of the Company but continues as an officer and employee of the Company.

(10) Includes 26,333 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Boersma is no longer an executive officer of the Company but continues as an officer and employee of the Company.

(11) Includes 44,133 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Clark is no longer an executive officer of the Company but continues as an officer and employee of the Company.

(12) Includes 25,953 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Ms. Sunbury is no longer an executive officer of the Company but continues as an officer and employee of the Company.

(13) Includes options to purchase 57,267 shares owned by executive officers not named above which are presently exercisable or which will become exercisable within 60 days after the date of indicated above.

  Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

     Reports received by the Company indicate that Providence Equity Partners III LLC, Paul Salem, Jonathan Nelson and Glenn Creamer all failed to file Forms 4 for 1999 in a timely manner. Furthermore, John Boersma, James Hurley and Nield Montgomery all failed to file Forms 5 for 1999 in a timely manner.

     Based solely on a review by the Company of Forms 3, Forms 4 and Forms 5 and amendments to those forms furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 1999 and except as specified in the preceding paragraph, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the Company's equity securities have filed with the Securities and Exchange Commission on a timely basis, all reports required to be filed under Section 16(a) of the Securities Act.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of May 12, 2000 are as follows:

NAME                                     AGE                          POSITION
----                                     ---                          --------
Maurice J. Gallagher, Jr...............  49     Chairman of the Board of Directors
Rolla P. Huff..........................  43     President and Chief Executive Officer
S. Gregory Clevenger...................  36     Senior Vice President -- Corporate Development
Michael R. Daley.......................  39     Executive Vice President -- Chief Financial Officer
Neil Hediger...........................  42     Senior Vice President -- Marketing
Kent F. Heyman.........................  44     Senior Vice President and General Counsel
Roger J. Pachuta.......................  47     Senior Vice President -- Engineering and Operations
Russell I. Zuckerman...................  53     Secretary
Frank Szabo............................  48     Comptroller

     MAURICE J. GALLAGHER, JR. has served as the Chairman of the Board of Directors since our inception. Mr. Gallagher was a founder of ValuJet Airlines, Inc. in 1993 and served as a director of ValuJet from 1993 until November 1997 and served as vice chairman from 1994 to 1997. As a Class I director, Mr. Gallagher's term will expire in 2001.

     ROLLA P. HUFF was elected as our chief executive officer and president and as a member of our board of directors as of November 1, 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from March 1995 to July 1997. From July 1994 to March 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T. As a Class I director, Mr. Huff's term will expire in 2001.

     S. GREGORY CLEVENGER has served as senior vice president -- corporate development since January 2000. From March 1997 to December 1999, Mr. Clevenger was vice president of investment banking at Goldman, Sachs & Co. in the communications, media and entertainment group in Singapore and New York. From September 1992 to March 1997, Mr. Clevenger was an associate and vice president in the investment banking division of Morgan Stanley & Co. Incorporated in New York, Hong Kong and Singapore in a variety of groups including the global telecommunications group and the global project finance and leasing group. From May 1990 to September 1992, Mr. Clevenger was an associate and vice president at Argent Group Ltd. in New York.

     MICHAEL R. DALEY has served as executive vice president and chief financial officer since November 1999. From November 1998 to November 1999, Mr. Daley served as executive vice president and chief financial officer of Concentrix Corporation. From 1984 through ACC Corp.'s merger with Teleport Communications Group, Inc. in 1998, Mr. Daley served in various capacities at ACC Corp., including as executive vice president and chief financial officer from March 1994 to October 1998 with responsibilities including operations support, investor relations, human resources, legal, mergers and acquisitions and business development.

     NEIL HEDIGER has served as senior vice president -- marketing since January 2000. From September 1995 to November 1999, Mr. Hediger served as vice president of business communications for BellSouth and as vice president of marketing for BellSouth business systems. From April 1991 to September 1995, he served as director of marketing for MCI -- business markets.

     KENT F. HEYMAN has served as vice president and general counsel since June 1996 and was designated senior vice president in December 1999. Mr. Heyman has 18 years of legal experience, most recently as chairman of the litigation department and senior trial counsel of the Dowling, Magarian, Aaron & Heyman law firm. Mr. Heyman has served as a California Superior Court Judge pro tempore presiding over trial, settlement conference and other proceedings from 1990 to 1996.

     ROGER J. PACHUTA has served as senior vice president -- engineering and operations since March of this year. From 1993 through February 2000, Mr. Pachuta served in various roles for AT&T Wireless, his last position being vice president of field operations.

     RUSSELL I. ZUCKERMAN joined Mpower in January, 2000 as Director of National Legal Affairs. Mr. Zuckerman is a graduate of Columbia College (1968) and Yale Law School (1971). Before joining Mpower, he had been in private practice since 1973 with Underberg & Kessler, LLP, a Rochester firm. Mr. Zuckerman had served as Managing Partner and Chairman of the litigation department at Underberg & Kessler, and specialized in all aspects of litigation, including commercial, banking and employment.

     FRANK C. SZABO has served as the Company's Comptroller since March, 2000. From 1997 to February, 2000, Mr. Szabo served as Vice President and Comptroller of AT&T Local Services Division (formerly ACC Corp). From 1981 to 1997, Mr. Szabo served as Vice President and Comptroller of First Federal Savings and Loan of Rochester and, in such capacity, served as a member of several management committees, including Operations, Credit Policy and Information Services Steering Committee.

                             EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer and one other officer who was one of the four most highly compensated officers for 1999 (the "Named Executive Officers"). Such table also indicates all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION      LONG-TERM
                                              ---------------------    COMPENSATION      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)      OPTIONS(#)    COMPENSATION($)
---------------------------            ----   ---------   ---------    ------------   ---------------
Rolla P. Huff, President and Chief
  Executive Officer..................  1999     77,923    1,000,000(1)   400,000             0
Nield J. Montgomery, President and
  Chief Executive Officer(2).........  1999    137,456            0            0             0
                                       1998    158,707       20,000(3)    45,000             0
                                       1997    139,424            0            0             0
James Mitchell, President -- Eastern
  Region(4)..........................  1999    114,615       36,125       10,000             0
                                       1998     88,275       45,000       48,000             0
James J. Hurley, III, President --
  Midwest Region(5)..................  1999    120,000        6,676       10,000             0
                                       1998     93,991       30,000       48,000             0

                                               ANNUAL COMPENSATION      LONG-TERM
                                              ---------------------    COMPENSATION      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)      OPTIONS(#)    COMPENSATION($)
---------------------------            ----   ---------   ---------    ------------   ---------------
John Boersma, Senior Vice
  President..........................  1999    112,308            0       95,000             0
                                       1998    109,442        6,000       15,000             0
                                       1997     53,308            0       60,000             0
David S. Clark, Senior Vice
  President(6).......................  1999    107,115       10,000       95,000             0
                                       1998     96,058        6,000       18,000             0
                                       1997     46,750            0       36,000             0
Linda M. Sunbury, Senior Vice
  President..........................  1999    107,115       10,000       95,000             0
                                       1998     90,876       10,000       22,000             0
                                       1997     81,231            0       12,000             0

---------------
(1) Mr. Huff commenced employment with the Company in November 1999 and therefore, the salary shown for him for 1999 is for the period from November 1999 through December 1999. Mr. Huff received a signing bonus in the amount indicated in the above table upon his employment as an officer of the Company.

(2) Mr. Montgomery served as the Company's President and Chief Executive Officer until November 1999.

(3) A portion of this bonus was paid in the form of common stock in the Company.

(4) Mr. Mitchell commenced employment with the Company in February 1998 and therefore, the compensation shown for him for 1998 is for the period from February 1998 through December 1998.

(5) Mr. Hurley commenced employment with the Company in March 1998 and therefore, the compensation shown for him for 1998 is for the period from March 1998 through December 1998. Mr. Hurley's employment as an officer of the Company terminated in November 1999.

(6) Mr. Clark commenced employment in May 1997 and therefore, the salary shown for him for 1997 is for the period from May 1997 through December 1997.

  Option Grants During Year Ended December 31, 1999

     The table below sets forth information regarding all stock options granted in the 1999 fiscal year under the Company's Stock Option Plan to those executive officers of the Company named in the Summary Compensation Table above.

                                                % OF TOTAL
                                NUMBER OF        OPTIONS
                               SECURITIES       GRANTED TO               MARKET PRICE OR
                               UNDERLYING      EMPLOYEES IN   EXERCISE    FAIR VALUE ON    EXPIRATION
NAME                         OPTIONS GRANTED   FISCAL YEAR     PRICE      DATE OF GRANT       DATE
----                         ---------------   ------------   --------   ---------------   ----------
Rolla P. Huff(2)...........      400,000           16.4%      $ 20.00        $ 28.81        10/13/09
Nield J. Montgomery........            0            n/a           n/a            n/a             n/a
James Mitchell.............       10,000              4%         6.09           6.03          3/1/09
James J. Hurley, III.......       10,000              4%         6.03           6.03          3/1/09
John Boersma...............       20,000              8%         6.03           6.03          3/1/09
John Boersma...............       75,000            3.1%        27.50          27.50         11/1/09
David S. Clark.............       20,000              8%         6.03           6.03          3/1/09
David S. Clark.............       75,000            3.1%        27.50          27.50         11/1/09
Linda M. Sunbury...........       20,000              8%         6.03           6.03          3/1/09
Linda M. Sunbury...........       75,000            3.1%        27.50          27.50         11/1/09

                                POTENTIAL REALIZED VALUE AT
                                  ASSUMED ANNUAL RATES OF
                                STOCK PRICE APPRECIATION FOR
                                       OPTION TERM(1)
                             ----------------------------------
NAME                         APPRECIATION 5%   APPRECIATION 10%
----                         ---------------   ----------------
Rolla P. Huff(2)...........   $ 10,773,001       $ 21,892,882
Nield J. Montgomery........            n/a                n/a
James Mitchell.............         37,343             95,535
James J. Hurley, III.......         37,942             96,122
John Boersma...............         75,885            192,245
John Boersma...............      1,297,095          3,287,094
David S. Clark.............         75,885            192,245
David S. Clark.............      1,297,095          3,287,094
Linda M. Sunbury...........         75,885            192,245
Linda M. Sunbury...........      1,297,095          3,287,094

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

(2) The potential realized value of the option grants to Mr. Huff would be $3,250,000 even if there was no appreciation in the value of the stock from the date of the grant.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table shows aggregate exercises of options during 1999 and the values of options held as of December 31, 1999 by those executive officers of the Company named in the Summary Compensation Table above.

                                                                                           VALUE OF
                                                                                          UNEXERCISED
                                                                     NUMBER OF           IN-THE-MONEY
                                       NUMBER                   UNEXERCISED OPTIONS         OPTIONS
                                      OF SHARES                  DECEMBER 31, 1999     DECEMBER 31, 1999
                                     ACQUIRED ON     VALUE        EXERCISABLE(E)/       EXERCISABLE(E)/
NAME                                  EXERCISE      REALIZED     UNEXERCISABLE(U)      UNEXERCISABLE(U)
----                                 -----------    --------    -------------------    -----------------
Rolla P. Huff......................        --             --         400,000U            $12,300,000U
Nield J. Montgomery................        --             --         261,333E             12,726,359E
Nield J. Montgomery................        --             --         168,667U              8,283,903U
James Mitchell.....................    19,200       $265,800          48,400U              2,171,528U
James J. Hurley, III...............     9,600        232,032          43,409U              1,852,528U
John Boersma.......................    34,000        729,080           1,000E                 42,750E
John Boersma.......................        --             --         135,000U              4,426,270U
David S. Clark.....................        --             --          26,000U                646,848E
David S. Clark.....................        --             --         123,000U              3,882,022U
Linda M. Sunbury...................        --             --          35,200E              1,629,156E
Linda M. Sunbury...................        --             --         123,800U              3,960,934U

---------------
(1) Amounts shown are based upon the closing sale price for the Company's common stock on December 31, 1999, which was $50.75 per share.

  Employment Agreements

     Rolla P. Huff. The Company's employment agreement with Mr. Huff provides for a base salary of $500,000 per year and an annual bonus of up to 100% of his base salary based on the Company's achievement of certain annual targets to be established by the Board of Directors in conjunction with the Company's annual operating budget or in the discretion of the Board of Directors. Mr. Huff received a $1,000,000 signing bonus upon his employment with the Company. The signing bonus is subject to repayment if Mr. Huff's employment with the Company is terminated before three years of employment under certain circumstances. Mr. Huff is required to devote his full time and efforts to the business of the Company during the term of his employment agreement which expires in October 2002. Mr. Huff's employment may be terminated by either the Company or Mr. Huff at any time. Mr. Huff has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Huff's employment is terminated by the Company without cause or after a change of control, Mr. Huff will be entitled to severance pay (not less than $1,000,000) equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made over the 24 month period following his termination of employment. Mr. Huff's initial stock options will also become immediately vested in the event of a change of control of the Company.

     In connection with Mr. Huff's employment with the Company, the Company sold to Mr. Huff 150,000 shares of common stock at its value at that time ($28.81 per share). The purchase price was payable by a non-recourse promissory note secured by the shares purchased. The promissory note bears interest at 7.5% per annum and is due in November 2002. The Company has agreed to forgive all payments due under the promissory note if there is a change of control, if Mr. Huff is continuously employed by the Company until November 2002 or if Mr. Huff's employment is terminated prior to that time by the Company without cause or as a result of Mr. Huff's disability. The shares of stock are subject to repurchase by the Company if

Mr. Huff's employment is terminated other than by the Company without cause or as a result of a change of control or Mr. Huff's death or disability.

     Michael R. Daley. The Company's employment agreement with Mr. Daley provides for a base salary of $225,000 per year and an annual bonus of up to 75% of his base salary based on the Company's achievement of certain annual targets to be established by the Board of Directors in conjunction with the Company's annual operating budget. Mr. Daley's employment may be terminated by either the Company or Mr. Daley at any time. Mr. Daley has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Daley's employment is terminated by the Company without cause or after a change of control, Mr. Daley will be entitled to severance pay equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made over the 24 month period following his termination of employment. Mr. Daley's initial stock options will also become immediately vested in the event of a change of control of the Company.

     Nield J. Montgomery. In November 1999, the Company and Mr. Montgomery entered into an agreement superseding Mr. Montgomery's previous employment agreement. Under the new agreement, Mr. Montgomery is to remain employed by the Company until April 2001 and Mr. Montgomery will receive a base salary of $5,000 per month during the period of his employment. In addition, the agreement provided for Mr. Montgomery to receive a lump sum payment of $360,000 in January 2000 in connection with his resignation as an executive officer and Director of the Company. Under the agreement, the Company agreed to accelerate the vesting of a portion of Mr. Montgomery's stock options.

     Other Executive Officers. The Company has entered into Employment/Stock Repurchase Agreements with John Boersma, David S. Clark and Linda M. Sunbury. These agreements establish base salaries and provide that each employee may earn a bonus of up to 50% of his or her base salary based on the employee's and the Company's performance. Each employee's employment may be terminated at any time by either the Company or the employee. Each of these executive officers has agreed not to participate in a business offering local, long distance and related telephone services in the area of his or her employment during the term of employment and for a period of six months following termination. Each of these executive officers has exercised rights to acquire common stock at $5.83 per share. All or a portion of such shares are subject to repurchase at their cost if the executive officer's employment with the Company is terminated within a three year period. The Company has financed the purchase price of certain of these shares over a period of three years.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal 1999 and through May 12, 2000, the Compensation Committee (the "Committee") was comprised of Messrs. Hancock and Neustaetter, each of whom was a non-employee director. The role of the Committee was to approve compensation levels of executive officers of the Company who also serve on the Board of Directors and other officers or employees with an annual base salary in excess of $150,000, to approve incentive payments to each executive officer who serves on the Board of Directors and to administer the Company's Stock Option Plan.

  Compensation Philosophy

     The Company's executive compensation programs are designed to enhance the value of the Company to its stockholders. This is accomplished through policies and practices that facilitate the achievement of the Company's performance objectives, provide compensation that will attract and retain the talent required to achieve the Company's goals and align the executive officers' interests with the interests of the Company's stockholders.

     The Company's approach to executive compensation has been designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the growth and financial performance of the Company. The Company's compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of the stockholders of the Company. The Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. The Company's executive compensation policy has three key elements: (i) a long-term component consisting of stock options and stock purchases, (ii) an annual component (base salary), and (iii) performance-based compensation consisting of stock options and/or cash compensation.

  Base Salary

     The base salaries of executive officers are initially determined by reference to: industry standards; individual performance; and the scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. The base salaries of Nield J. Montgomery, Rolla P. Huff and certain other officers were negotiated within the context of employment agreements between them and the Company.

     While it is the Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Committee to maintain a close relationship between the Company's performance and the base salary component of its executive officers' compensation.

  Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction with respect to any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. In November, 1999, Rolla P. Huff received a $1,000,000 signing bonus from the Company which does not qualify as "performance-based" under Section 162(m) and therefore any further compensation received by Mr. Huff from the Company in excess of this $1,000,000 is not deductible under Section 162(m). The signing bonus is subject to repayment if Mr. Huff's employment with the Company is terminated before three years of employment, under certain circumstances.

     The cash compensation paid by the Company to its other executive officers is expected to be well below $1 million and the Company believes that options granted under the Company's Stock Option Plan will meet the requirements for qualifying as performance-based. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

  Compensation of Chief Executive Officer

     Nield J. Montgomery resigned as Chief Executive Officer in November 1999. The Company's employment agreement with Mr. Montgomery provided for a base salary of $150,000 per year. In November 1999, the Company and Mr. Montgomery entered into an agreement which supersedes Mr. Montgomery's previous agreement and provides that Mr. Montgomery will receive a base salary of $5,000 per month until April 2001. The agreement also provides for Mr. Montgomery to receive a lump sum payment of $360,000 in January 2000 and for the accelerated vesting of a portion of Mr. Montgomery's options.

     Rolla P. Huff entered into an employment agreement with the Company in November 1999, which provides for a base salary of $500,000 per year and an annual bonus of up to 100% of his base salary. The bonus is based on the Company's achievement of certain annual targets established by the Board of Directors in conjunction with the Company's annual operating budget or in the discretion of the Board of Directors.

  Stock Options

     Under the Company's Stock Option Plan, stock options are granted to executive officers and all other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. Subsequent stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the Company's business, the Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of the Company's performance and to ensure that the executive's and the stockholders' interests are in alignment. In addition, during 1999, stock options were granted to certain executive officers in lieu of base salary increases.

     The exercise price of each option has generally been the market price (or estimated fair value before the Company was public) of the common stock on the date of grant. Option grants given in lieu of a cash bonus typically provide for vesting after one year. Other option grants generally provide for delayed vesting over a period of three to five years. All options have a term of ten years. The Committee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate the Company in the manner that directly affects the financial interests of the Stockholders both on a long term, as well as a short term, basis.

     In determining the number of option shares to grant to executive officers, the Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendations of the Chairman of the Board and President are of paramount importance in determining stock option awards.

     Some of the Company's executive officers have also been provided the right to purchase additional shares of the Company's common stock, with a portion of the purchase price being financed by the Company. This stock purchase program is designed to further align those executive officers' interests with those of the stockholders.

  Performance Bonuses

     Before the Company generates positive EBITDA, all bonuses are discretionary. Management input is given considerable weight in making these discretionary determinations. After positive EBITDA is generated, all executive officers will be eligible for a bonus each year based on individual and Company performance. In such event, a bonus pool equal to a percentage of the Company's EBITDA will be established for each such year with each such executive officer, other than the Chief Executive Officer, being entitled to a bonus not to exceed 50% of his or her base salary.

                                          Submitted by

                                          COMPENSATION COMMITTEE

                                          /s/ Jack L. Hancock
                                          NAME: Jack L. Hancock

                                          /s/ Thomas Neustaeter
                                          NAME: Thomas Neustaetter

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Stock Performance Graph

     The following stock price performance graph compares the Company's performance to the CRSP Total Return Index for The NASDAQ Stock Market (US) and the NASDAQ Telecommunications Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on May 11, 1998, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from May 11, 1998 (the date upon which the common stock of the Company was first traded) through December 31, 1999 is not necessarily indicative of future results. The May 11, 1998 stock price used for the Company's stock is the initial public offering price.

[Performance Line Graph]

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

     The Company has entered into an agreement to lease approximately 60,995 square feet of office space from a limited liability company which is principally owned by two of the Company's directors and principal stockholders, Maurice J. Gallagher, Jr. and Timothy P. Flynn. The average rental rate is $1.60 per square foot per month which includes common area maintenance charges. Management believes that the terms and conditions of this lease arrangement are at least as favorable to the Company as those which the Company could have received from an unaffiliated third party. During 1999, the Company paid $1,335,211 in lease payments and leasehold improvements under this arrangement.

     The Company entered into a lease agreement for an Astra aircraft with Messrs. Flynn and Gallagher in December 1999. The lease agreement provides for a base rental of $65,000 per month. During 1999, the Company paid $97,500 under this lease agreement.

     Various executive officers purchased shares of common stock from the Company in 1997-1999 for cash and/or by promissory note. In each case, the promissory note is payable within three years, bears interest at 7.5% per annum and is secured by the pledge of the shares of common stock purchased with such promissory note. In each case, all or a portion of such shares are subject to repurchase at their cost if the officer's employment with the Company is terminated within three years. The following chart indicates the outstanding debt as of February 29, 2000, under the promissory note from each executive officer, which amount represents the highest amount of the debt since January 1, 1999, unless otherwise indicated.

                                                              PROMISSORY NOTE BALANCE
EXECUTIVE OFFICER                                             AS OF FEBRUARY 29, 2000
-----------------                                             -----------------------
Rolla P. Huff...............................................        $4,446,129
David S. Clark..............................................           114,604
Kent F. Heyman..............................................           114,604
John Boersma................................................           257,808
James J. Hurley, III........................................           114,604
James Mitchell*.............................................        -0 -
Mark W. Peterson............................................           114,604
Linda M. Sunbury............................................           114,604

---------------
* The highest amount of debt from Mr. Mitchell since January 1, 1999 was $197,019.

     During April 1999, affiliates of JK&B Management, LLC agreed to purchase 555,556 shares of the Company's Series B preferred stock at $9.00 per share for a total purchase price of $5,000,000. The purchase closed in May 1999. David Kronfeld, a Director of the Company, manages JK&B Management, LLC. In addition, prior to the transaction, Mr. Kronfeld and affiliated entities owned more than 5% of the Company's outstanding stock.

     During November 1999, affiliates of Providence Equity Partners and JK&B Management agreed to purchase 1,250,000 shares of the Company's Series C preferred stock at $28.00 per share for a total purchase price of $35,000,000, of which 892,857 shares were purchased by affiliates of Providence Equity Partners for $25,000,000 and 357,143 shares were purchased by affiliates of JK&B Management for $10,000,000. The purchase closed in December 1999. Affiliates of JK&B Management paid a portion of their total purchase price by a promissory note for $4,900,000, which was paid in full, including interest at 7.5% per annum, in February 2000. Prior to the transaction, each of Providence Equity Partners and JK&B Management (by virtue of its ownership of shares of Series B preferred stock) was a more than 5% Stockholder of the Company. In addition, Paul J. Salem, a former Director of the Company, and Mark J. Masiello, a current Director of the Company, are members of Providence Equity Partners III, LLC, which serves as the general partner of the entities which acquired the Series C preferred stock.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors and the Audit Committee have selected Arthur Andersen LLP as the Company's independent auditors for the ensuing fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since February 1998. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Company did not re-elect KPMG LLP ("KPMG") as its independent accountants on February 6, 1998. KPMG's report on the Company's financial statements for the years ended December 31, 1997 and 1996, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the

Company's Board of Directors. During KPMG's engagement with the Company, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which were not resolved to KPMG's satisfaction. During KPMG's engagement with the Company, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued under the Securities Act of 1933, as amended).

     As of February 6, 1998, Arthur Andersen LLP has been retained by the Company as its principal accountants to audit the Company's financial statements for the years ended December 31, 1999 and 1998. The Company had not consulted Arthur Andersen LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement with KPMG or a reportable event.


         STOCKHOLDERS' PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2001


     The Company plans to hold its 2001 annual meeting of stockholders during the month of June. Any proposal of a stockholder intended to be presented at said annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than January 31, 2001.

                 ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, the Company does not know of any other matters to be presented for action at the annual meeting other than those mentioned in the notice of annual meeting of stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                   INCORPORATION OF INFORMATION BY REFERENCE


     The following information is incorporated by reference herein from the Company's annual report for the year ended December 31, 1999, which has been sent to each Stockholder of record: (i) the Company's financial statements for the years ended December 31, 1997, 1998 and 1999, (ii) supplementary financial information, (iii) management's discussion and analysis of financial condition and results of operations, and (iv) quantitative and qualitative disclosures about market risk.


     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Russell I. Zuckerman
                                          RUSSELL I. ZUCKERMAN
                                          Corporate Secretary

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
         STOCKHOLDERS TO BE HELD JUNE 22, 2000 MGC COMMUNICATIONS, INC.

  The undersigned hereby appoints Rolla P. Huff and Kent F. Heyman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock and/or the Series C preferred stock, as the case may be, held of record on May 9, 2000, at the Annual Meeting of the Stockholders to be held on June 22, 2000, at 10:00 a.m. (local time) at The Delmonte Lodge, 41 North Main Street, Pittsford, NY 14534, or any adjournment thereof.

1. Election of Directors

[ ]   FOR ALL nominees listed below                     [ ]   WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below)                nominees listed below

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

                 Timothy P. Flynn                         Mark J.
               Masiello                         Richard W. Miller

2. Proposal to approve an amendment to Company's Articles of Incorporation to increase the number of authorized shares of capital stock of the Company from 110,000,000 to 250,000,000 shares of capital stock and to correspondingly increase the number of authorized shares of common stock, par value $.001, of the Company from 60,000,000 shares to 200,000,000 shares of common stock.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. Proposal to approve an amendment to the Company's Articles of Incorporation to change the Company's name to Mpower Communications Corp.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. Proposal to approve an amendment to the Company's Stock Option Plan to increase the number of shares of common stock available for purchase under the Stock Option Plan from 4,640,000 shares to 8,640,000.

                 (Continued and to be signed on the other side)

                          (Continued from other side)

5. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

   THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  I/We will attend the meeting.  [ ]  YES      [ ]  NO

                                             -----------------------------------
                                             (Signature of Stockholder)

                                             Date:

-------------------------------------------------------------------------------,
                                             2000

                                             -----------------------------------
                                             (Signature if held jointly)

                                             Date:

-------------------------------------------------------------------------------,
                                             2000

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. When signing as an attorney, executor, administrator, trustee or guardian please add your full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.